POWER OF ATTORNEY

We, the undersigned directors of Questar Corporation, hereby severally constitute Ronald W. Jibson and Kevin W. Hadlock, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2011 and any and all amendments to be filed with the Securities and Exchange commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2011 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/	President and Chief Executive Officer
Ronald W. Jibson	Director	2/10/2012

/s/	Director
Teresa Beck		2/10/2012

/s/	Director
R. D. Cash		2/10/2012

/s/	Director
Laurence M. Downes		2/10/2012

/s/	Director
Gary G. Michael		2/10/2012

/s/	Chairman of the Board
Keith O. Rattie	Director	2/10/2012

/s/	Director
Harris H. Simmons		2/10/2012

/s/	Director
Bruce A. Williamson		2/10/2012